EXHIBIT 99.1


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT is made as of this 19th day of November, 2004, among ACNB Acquisition LLC ("ACNB-A"), a Maryland limited liability company and Frank Russell ("Executive"), an adult individual residing in Maryland, but this Agreement shall not become effective until the date identified in Section 3(a) of this Agreement and unless the conditions identified in Section 3(a) occur.

         WHEREAS, as a condition to ACNB Corporation ("ACNB"), ACNB-A's and Russell Insurance Group's ("RIG") entry into the Stock Purchase Agreement by which ACNB-A shall acquire the shares of RIG and to induce such entry, Executive, an adult individual and officer, shareholder, or employee of RIG is entering this Employment Agreement with ACNB-A.

         WHEREAS, ACNB-A desires to employ Executive to serve in the capacity of President of ACNB-A under the terms and conditions set forth herein;

         WHEREAS, Executive desires to accept employment with ACNB-A on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. EMPLOYMENT. ACNB-A, hereby, offers to employ Executive and Executive, hereby, accepts employment with ACNB-A, under the terms and conditions set forth in this Agreement.

2. DUTIES OF EMPLOYEE. Executive shall perform and discharge well and faithfully such duties as an executive officer of ACNB-A as may be assigned to Executive from time to time by the Board of Directors of ACNB-A, so long as the assignment is consistent with Executive's office and duties. Executive shall be employed as President of ACNB-A, and shall hold other titles that may be given to him from time to time by the Board of Directors of ACNB-A. Executive shall devote his full time, attention, and energies to the business of ACNB-A during the Employment Period (as defined in Section 3 of this Agreement). Executive shall not engage in any business or commercial activities, duties, or pursuits that compete with the business or commercial activities of ACNB-A or ACNB, or any of their subsidiaries or affiliates. Executive shall not serve as a director, officer, or in any other capacity in a company which competes with ACNB-A or ACNB or any of their subsidiaries or affiliates.

3.    TERM OF AGREEMENT.

      (a) This initial term of this Agreement shall be for a three (3) year period (the "Employment Period"), beginning on the Effective Date as set forth in Section 2.2 of the Stock Purchase Agreement (the "Effective Date"), and if not previously terminated pursuant to the terms of this Agreement.. If the Stock Purchase Agreement is terminated pursuant to its terms, the parties hereto shall have no further obligations under this Agreement and this Agreement shall be null and void. This Agreement shall be subject to automatic renewal for successive one (1) year periods, subject to the terms and conditions set forth in this Agreement, unless either party notifies the other in writing at least ninety (90) days prior to termination of the then current term of the party's desire to terminate this Agreement.

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      (b)   Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of ACNB-A to Executive. As used in this Agreement, "Cause" shall mean any of the following:

            (i) the willful failure by Executive to substantially perform his duties under this Agreement (other than a failure resulting from Executive's incapacity because of physical or mental illness, as provided in this Agreement) which failure results in monetary or other injury to ACNB-A or ACNB and Executive fails to cure such failure within fifteen (15) days following written notice therof by the Board of Directors of ACNB;

            (ii) the willful engaging by Executive in misconduct injurious to ACNB-A or ACNB or any of their subsidiaries or affiliates, after notice from ACNB-A;

            (iii) the willful violation by Executive of the provisions of this Agreement;

            (iv)   the dishonesty of Executive in the performance of his duties;

            (v) the breach of Executive's fiduciary duty involving personal profit;

            (vi) the violation of any material law, rule or regulation applicable to ACNB-A or ACNB, or any final cease and desist order issued by an applicable regulatory agency;

            (vii) conduct on the part of Executive that brings public discredit to ACNB-A, ACNB, or any of their subsidiaries or affiliates or that is clearly contrary to the best interests of ACNB-A, ACNB, or any of their subsidiaries or affiliates, as determined by a vote of two-thirds of the directors of the Board of Directors of ACNB-A

            (viii) unlawful discrimination by Executive, including harassment against ACNB-A or ACNB's employees, customers, business associates, contractors, or vendors that could result in liability to ACNB-A or ACNB;

            (ix) theft or material abuse by Executive of ACNB-A or ACNB's property or the property of ACNB-A or ACNB's customers, employees, contractors, vendors, or business associates;

            (x) willful failure of Executive to follow the good faith lawful instructions of the Board of Directors of ACNB-A with respect to its operations;

            (xi) the written direction or recommendation of an applicable regulatory agency to remove Executive from his position with ACNB-A or ACNB, as identified herein;

            (xii) any final removal or prohibition order that is issued by an applicable regulatory agency, which Executive is subject;

            (xiii) Executive's conviction of or plea of guilty or nolo contendere to a felony, crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive;

            (xiv)  any act of fraud or misappropriation;

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            (xv)  intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading, in an application or other information provided by Executive to ACNB-A, ACNB, or any representative of ACNB-A, ACNB in connection with Executive's employment with ACNB-A or ACNB; or

            (xvi) the existence of any material conflict between the interests of ACNB-A, ACNB and Executive that is not disclosed in writing by Executive to ACNB-A and ACNB and approved in writing by the Board of Directors of ACNB-A and, after notice from ACNB-A, a failure to cure such conflict within ten (10) days of said notice.

            The Executive shall not be deemed to have been terminated, demoted or had his salary or benefits reduced for Cause unless and until he shall have received a written notice of such from the Board, accompanied by a resolution duly adopted by the affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Executive and a reasonable opportunity for the Executive to make oral and written presentations to the members of the Board, on his own behalf or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for such action. Provided however, that (i) at the discretion of the Board, the effective date of termination, demotion or reduction of salary or benefits may relate back to the date of the written notice; and (ii) the Board may during the period of time beginning with the written notice contemplated in this section, until affirmative vote of a majority or the entire Board, place the Executive on suspension with pay without such action being deemed to be a termination, demotion or reduction of salary or benefits.

      (c) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement and all of ACNB-A's compensation and employment obligations under this Agreement shall terminate automatically upon Executive's voluntary termination of employment other than for Good Reason (as defined in Section 3(d) of this Agreement).

      (d) Notwithstanding the provisions of Section 3(a) of this Agreement, Executive may terminate his employment under this Agreement for Good Reason. The term "Good Reason" shall mean any of the following: (1) removal of Executive from the position indicated in Section 2 of this Agreement, except as a result of his regulatory removal and/or in connection with termination of Executive's employment for Cause;
            (2) any reduction in Executive's Annual Base Salary as set forth in
            Section 4(a) of this Agreement or as the same may be increased from time to time, except such reductions that are the result of a national financial depression or national or bank emergency or when a reduction has been implemented by the Board of Directors of ACNB-A's senior management; (3) the assignment of duties and responsibilities to Executive inconsistent with the positions indicated in Section 2 of this Agreement, and, after notice from Executive, a failure to cure the breach within thirty (30) days of said notice, except if such assignment is directed by a regulatory authority in writing; (4) a requirement that Executive relocate his residence more than fifty (50) miles from the location of his primary residence at the time that this Agreement is executed; or
            (5) any material breach of this Agreement by ACNB-A and, after notice from Executive, a failure to cure the breach within thirty
            (30) days of said notice. If Executive terminates his employment for Good Reason, then he may give notice of intention to collect benefits under this Agreement by delivering a notice in writing (the "Notice of Termination") to ACNB-A and the provisions of Section 5 of this Agreement shall apply.

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      (e)   Notwithstanding the provisions of Section 3(a) of this Agreement, if, as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period up to ninety (90) days, then all obligations of and, after notice from Executive, a failure to cure the breach within thirty (30) days of said notice to pay Executive an Annual Base Salary as set forth in Section 4(a) of this Agreement shall be suspended. Any paid time off, sick leave, or short term disability pay that Executive may be entitled to receive, pursuant to an established disability plan or program of ACNB-A shall be considered part of the compensation Executive shall receive while disabled and shall not be in addition to the compensation received by Executive under this Agreement. Notwithstanding any other provisions of this Agreement, Executive agrees that should he remain unable to perform all of the essential functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period greater than ninety
            (90) days, ACNB-A will suffer an undue hardship by continuing Executive in his position. Upon this event, all compensation and employment obligations of ACNB-A under this Agreement shall cease (with the exception of Executive's rights under ACNB-A's then existing short term and/or long term disability plans, if any), and this Agreement shall terminate.

      (f) Executive agrees that in the event his employment under this Agreement is terminated, regardless of the reason for termination, Executive shall resign as a director of ACNB-A, ACNB and any affiliate or subsidiary thereof, if he is then serving as a director of any such entities.

4.    EMPLOYMENT PERIOD COMPENSATION.

      (a) ANNUAL BASE SALARY. For services performed by Executive under this Agreement, ACNB-A shall pay Executive an Annual Base Salary during the Employment Period at the rate of Two Hundred Thousand Dollars ($200,000) per year (subject to applicable withholdings and deductions), payable at the same times as salaries are payable to other executive employees of ACNB-A. ACNB-A may increase Executive's Annual Base Salary, from time to time, and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of ACNB-A or any committee of such Board in the resolutions authorizing such increases.

      (b) BONUS. Executive shall receive an annual incentive compensation bonus for each year that this Agreement is in effect subject to the pre-tax profit objectives provided on Schedule [X] attached hereto. The annual bonus will be paid no later than March 15 of each respective year and will be equal to five (5%) percent of the actual pre-tax profits earned by RIG during the immediately preceding calendar year, provided that the actual pre-tax profits earned are equal or exceed the pre-tax profit objectives on the attached Schedule [X].

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            The Executive and ACNB-A agree that, during the initial term of this
            Agreement, the pre-tax profit objective on Schedule [X] is intended to represent an amount equal to 90% of the Pro-forma Projected Pre-tax Income from Operations of RIG and Armor on a combined basis, attached as Schedule [Y], for the respective years. For purposes of calculating the actual pre-tax profits earned by RIG in each year of the initial term of this Agreement, the calculation will conform to the accounting practices as reflected in the pro-forma financial statements included as Schedule [Y]. The Executive and ACNB-A further agree that any insurance acquisitions, subsequent to RIG's entry into the Stock Purchase Agreement, made by RIG, ACNB-A or ACNB, or any affiliate of ACNB, will cause such Schedule X to be adjusted, in accordance with the accounting practices as reflected in the pro-forma financial statements included as Schedule [Y], proportionately upwards by the percentage of the revenue increase that each respective acquisition increases the pro-forma financial statements.

            Subsequent to the initial term, and to any successive terms, of this Agreement, the Executive and the Board of Directors of ACNB-A, shall jointly establish and approve an annual operating budget for ACNB-A, including a pre-tax profit objective for purposes of the bonus calculation under this Agreement.

      (c) PAID TIME OFF AND/OR VACATIONS. During the term of this Agreement, Executive shall be entitled to paid time off and/or vacation in accordance with the policies as established from time to time by the Board of Directors of ACNB-A for ACNB-A's senior management. For purposes of any paid time off or vacation policies of ACNB-A that may apply to Executive, Executive shall receive credit for his years of service with RIG/ACNB-A. However, Executive shall not be entitled to receive any additional compensation from ACNB-A for failure to take paid time off and/or vacation, nor shall Executive be able to accumulate unused paid time off and/or vacation time from one year to the next, except to the extent authorized by the Boards of Directors of ACNB-A.

      (d) EMPLOYEE BENEFIT PLANS. During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at ACNB-A, subject to the terms of said plan, until such time that the Board of Directors of ACNB-A authorizes a change in such benefits. . Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) of this Agreement.

      (e) BUSINESS EXPENSES. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of ACNB-A for ACNB-A's executive officers.

      (f) KEY MAN INSURANCE. In the event ACNB-A purchases Key Man Insurance on the life of the Executive, the Executive hereby consents to said purchase and agrees that ACNB-A has an insurable interest in any such policy.

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5.    RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT.

      (a) In the event that Executive's employment is involuntarily terminated by ACNB-A without Cause or Executive delivers Notice of Termination as provided in Section 3(d) of this Agreement after terminating his employment for Good Reason, ACNB-A shall pay Executive the lesser of the amount equal to one (1) times the Annual Base Salary (the payment of which shall be subject to applicable taxes and withholdings), which would be payable in twelve (12) equal installments, or the amount equal to the remaining balance of the Employment Period, as defined by this Agreement, which would be payable over the remaining term of the Agreement. Executive only becomes entitled to receive these payments if he executes a General Release in favor of ACNB-A, ACNB and their subsidiaries and affiliates. However, in the event the payments described herein, when added to all other amounts or benefits provided to or on behalf of Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of ACNB-A or ACNB's independent auditors, Executive shall remit to ACNB-A the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended, ACNB-A shall be required only to pay to Executive the amount determined to be deductible under
            Section 280G.

      (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 of this Agreement by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this
            Section 5 of this Agreement shall not be reduced by any compensation earned by Executive the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

6.    COVENANT NOT TO COMPETE.

      (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of ACNB-A and ACNB, and accordingly, agrees that, during and for the applicable period set forth in Section 6(c) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors of ACNB-A:

            (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as a passive investor owning less than three percent (3%) of the equity or holding less than three percent (3%) of a debt instrument in an entity) or otherwise by any person, firm, corporation or enterprise engaged in the sale or brokerage of insurance products including but not limited to health insurance products, underwriting stop loss insurance plans for self-insured medical plans, casualty insurance, motor vehicle insurance, workers compensation insurance, business or individual casualty insurance, life insurance (term, whole life or any other form of life insurance), income protection insurance, mutual funds, wealth management, employee benefit plans; providing consulting services to employers regarding any of

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                  the above referenced products, or banking (including
                  financial, bank or thrift holding company). On the Effective Date, at anytime during the Employment Period, or on the Effective Date of Executive's termination, Executive shall not engage in any of the aforementioned activities in the State of Maryland, and Adams, Franklin, York, Cumberland, and Dauphin Counties in the Commonwealth of Pennsylvania); or

            (ii) provide financial (except as a passive investor owning less than three percent (3%) of the equity or holding less than three percent (3%) of a debt instrument in an entity) or other assistance to any person, firm, corporation, or enterprise engaged in the sale or brokerage of insurance products including but not limited to health insurance products, underwriting stop loss insurance plans for self-insured medical plans, casualty insurance, motor vehicle insurance, workers compensation insurance, business or individual casualty insurance, life insurance (term, whole life or any other form of life insurance), income protection insurance, mutual funds, wealth management, employee benefit plans; providing consulting services to employers regarding any of the above referenced products, or banking (including financial, bank or thrift holding company); or

            (iii) directly or indirectly contact, solicit or induce any person, corporation, or other entity who or that is a customer or referral source of ACNB-A, ACNB or any of their subsidiaries or affiliates to become a customer or referral source for any person or entity other than ACNB-A, ACNB or their subsidiaries or affiliates, on the Effective Date; at any time during the Employment Period; or on the effective date of termination of Executive's employment; or

            (iv) directly or indirectly solicit, induce or encourage any employee of ACNB-A, ACNB, or any of their subsidiaries or affiliates, who is employed on the Effective Date; at any time during the Employment Period; or on the effective date of termination of Executive's employment, to leave the employ of ACNB-A, ACNB or any of their subsidiaries or affiliates, or to seek, obtain or accept employment with any person other than ACNB-A, ACNB or any of their subsidiaries or affiliates.

      (b) It is expressly understood and agreed that, although Executive and ACNB-A, consider the restrictions contained in Sections 6(a)(i),
            (ii), (iii) and (iv) of this Agreement to be reasonable for the purpose of preserving for ACNB-A, ACNB and their subsidiaries and affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 6(a)(i), (ii), (iii) and (iv) of this Agreement is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Sections 6(a)(i), (ii), (iii) and (iv) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

      (c) The provisions of this Section 6 shall be applicable commencing on the Effective Date and ending three (3) year following the end of the Employment Period as defined in this Agreement, regardless of the reason for termination.

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      (d)   Executive acknowledges that his breach of any of the restrictions set forth in this Agreement in Sections 6, 7 and 9 will result in irreparable injury which is not compensable in damages or other legal remedies, and ACNB-A or its successor may seek to obtain injunctive relief against the breach, or threatened breach of this Agreement, and/or specific performance and damages, as well as other legal and equitable remedies including attorney's fees which may be available and to which ACNB-A or its successors may be entitled. The right to equitable relief shall include, without limitation, the right to both preliminary and permanent injunctions against any breach or threatened breach and specific performance for the provisions of this Agreement, and in such case, Executive shall raise no objection, and hereby waives any objection, to the form of relief prayed for in any such proceeding. ACNB-A or its successor shall not be required to post a bond or similar assurance should ACNB-A or its successor bring any action for equitable relief in order to enforce this Agreement.

7. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, Executive shall not, without the written consent of the Boards of Directors of ACNB-A, ACNB or a person authorized by those Boards, knowingly disclose to any person, other than an employee of ACNB-A, ACNB or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of ACNB-A, any material confidential information obtained by him while in the employ of ACNB-A, ACNB with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices of ACNB-A, ACNB, or any of their subsidiaries or affiliates, the disclosure of which could be or will be damaging to ACNB-A, ACNB or any of their subsidiaries or affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent or direction of Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by ACNB-A, ACNB or any information that must be disclosed as required by law.

8. WORK MADE FOR HIRE. Any work performed by Executive under this Agreement should be considered a "Work Made for Hire" as that phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of ACNB-A, ACNB and their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, Executive agrees to and does hereby assign to ACNB-A, ACNB and their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

9. RETURN OF COMPANY PROPERTY AND DOCUMENTS. Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to ACNB-A, ACNB and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information (as defined in this Agreement), records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by Executive during the course of his employment.

10. LIABILITY INSURANCE. As required under Section 16.11 of the Stock Purchase Agreement, The RIG Shareholder shall obtain and maintain an errors and omissions insurance "tail coverage" policy for three years after the Effective Time, as defined in Section 2.2 of the Stock Purchase Agreement, that will include the directors and officers of RIG.

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11.   NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, as follows:



                  If to Executive:          Mr. Frank C. Russell, President
                                            2526 W. Liberty Road
                                            Westminster, MD 21157


                  If to ACNB-A:
                                            -------------------------------

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                                            -------------------------------

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12.   WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of ACNB-A. No waiver by any party to this Agreement, at any time, of any breach by another party to this Agreement, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13 ASSIGNMENT. This Agreement shall be assignable by ACNB-A to its successors and affiliates, and further Executive expressly without limitation agrees to the assignment of the covenants contained in Sections 6, 7 and 9 by ACNB-A or its successors.

14. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear his or its own attorney's fees, costs, and expenses incurred in connection with the litigation, unless mandated by statute.

15. INDEMNIFICATION. ACNB-A will indemnify Executive as required by Maryland law and as provided by the Operating Agreement of ACNB-A, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of ACNB-A, or is or was serving at the request of ACNB-A as a director, officer, employee or agent of another person or entity.

16. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of Executive by ACNB-A and this Agreement contains all the covenants and agreements between the parties with respect to employment.

17. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

18. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of law principles.

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19.   ARBITRATION. ACNB-A and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement (except for any enforcement sought with respect to Sections 6, 7, 8 or 9, which may be litigated in court), lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Baltimore Maryland, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). ACNB-A or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. ACNB-A and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the State of Maryland but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, ACNB-A and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 6, 7, 8 or 9.

22. NO MITIGATION OR OFFSET. Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor will any amounts or benefits payable or provided hereunder be reduced in the event he does not secure employment, except as otherwise provided herein.

23. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

 24. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ATTEST:                                              ACNB ACQUISITION, LLC



By: /S/  JOHN KRICHTEN                               By: /s/ THOMAS A. RITTER
    --------------------------------                     -----------------------


WITNESS:                                             FRANK RUSSELL



By: /s/ RICHARD SOLOMON                              By: /s/ FRANK RUSSELL
   ----------------------------------                    -----------------------

                                   Schedule Y
               Pro-forma Projected Pre-tax Income From Operations
                             RIG and Armor Combined
                             (Dollars in Thousands)

                                                      Trailing
                                                     12 Months                               Projected
                                                     3/31/2004        Year 1       Year 2       Year 3      Year 4       Year 5
Revenues:
Commercial Property/Casualty                             1,672        1,854        2,004        2,147       2,275        2,406
Personal Property/Casualty                               1,312        1,794        1,910        2,036       2,163        2,294
Life & Annuities                                           121          133          142          154         170          185
Total Commissions                                            -           12           21           23          25           27
Contigent Income                                         3,105        3,793        4,077        4,360       4,633        4,912
Interest & Other Income                                    261          222          259          280         301          322
Total Revenues                                               7           10           12           15          18           21
                                                         3,373        4,024        4,347        4,655       4,952        5,256
Expenses

President's Salary                                           -          200          208          216         225          234
President's Bonus                                            -           33           36           39          42           45
Producer Compensation                                     1024          795          824          914         796          884
CSR and Admin. Compensation                                941          803          846          885         896          899
Total Compensation                                        1965         1831         1914         2055        1958         2061
Payroll Taxes & Benefits                                   123          316          330          356         334          352
Advertising & Promotion                                     15           39           42           44          47           49
Automobile Expense                                           -            -            -            -           -            -
Allowance for Doubtful Accounts                              1            4            4            4           5            5
Data Processing                                             55           77           82           87          91           96
Depreciation & Amortization                                 59           60           64           67          71           74
Dues & Subscriptions                                         2            2            3            3           3            3
Education & Meetings                                        11           15           16           17          18           19
Insurance                                                   33           40           42           45          47           50
Liceses & Taxes                                              7           21           23           24          26           27
Rent, RE taxes & Utilities                                  98           90           93           96         100          103
Office Supplies                                             30           36           36           38          41           43
Outside Services                                            10            6            7            7           7            8
Postage                                                     24           48           45           46          47           48
Accounting & Legal                                          14           10           11           11          12           13
Repairs & Maintenance                                       12           15           16           17          18           19
Telephone                                                   61           58           63           68          72           77
Travel & Entertainment                                      18           23           24           26          28           30
Merger Related (Intang.Amort.)*                             32          380          380          380         380          380
Charitable Contributions                                     3            -            -            -           -            -
Interest Expense                                            54            -            -            -           -            -
Other Direct                                                19           21           22           23          24           25
Total Expenses                                            2648         3092         3215         3415        3328         3481
Pretax Operating Earnings                                  725          932        1,133        1,240       1,623        1,775
Income Taxes                                                13          416          490          530         672          728
Net Operating Earnings                                     712          516          642          710         952         1047


                                   Schedule X
                            Pre-tax Profit Objectives
                             (Dollars in Thousands)






                                    Year 1            Year 2            Year 3
                                    ------            ---------         ------


Pre-tax Profit Objective            $ 839            $1,020            $1,116